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                                                                      EX-10.17




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                   MELLON FINANCIAL COMPANY

                   MELLON BANK CORPORATION

                          ----------


                         $200,000,000

                   REVOLVING CREDIT AGREEMENT

                   Dated as of July 23, 1993

                          ----------


   THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent





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



                       TABLE OF CONTENTS


                                                                    Page
Section 1. Definitions and Accounting Matters.......................  1
     1.01  Certain Defined Terms....................................  1
     1.02  Accounting Terms and Determinations...................... 10

Section 2. Commitments.............................................. 11
     2.01  Syndicated Loans......................................... 11
     2.02  Borrowing of Syndicated Loans............................ 11
     2.03  Money Market Loans....................................... 12
     2.04  Changes of Commitments................................... 16
     2.05  Fees..................................................... 16
     2.06  Lending Offices.......................................... 17
     2.07  Several Obligations; Remedies Independent................ 17
     2.08  Notes.................................................... 17
     2.09  Prepayments.............................................. 18
     2.10  Extension of Revolving Credit Termination Date........... 18

Section 3. Payments of Principal and Interest....................... 19
     3.01  Repayment of Loans....................................... 19
     3.02  Interest................................................. 19

Section 4. Payments; Pro Rata Treatment; Computations; Etc.......... 20
     4.01  Payments................................................. 20
     4.02  Pro Rata Treatment....................................... 21
     4.03  Computations............................................. 21
     4.04  Non-Receipt of Funds by the Agent........................ 22
     4.05  Sharing of Payments, Etc................................. 23

Section 5. Yield Protection and Illegality.......................... 24
     5.01  Additional Costs......................................... 24
     5.02  Limitation on Types of Loans............................. 27
     5.03  Illegality............................................... 27
     5.04  Base Rate Loans pursuant to Sections
             5.01 at 5.03........................................... 27
     5.05  Compensation............................................. 28
     5.06  Replacement.............................................. 28

Section 6. Conditions Precedent..................................... 29
     6.01  Initial Loan............................................. 29
     6.02  Initial and Subsequent Loans............................. 30

Section 7. Representations and Warranties........................... 31
     7.01  Corporate Existence...................................... 31
     7.02  Financial Condition...................................... 31
     7.03  Litigation............................................... 32
     7.04  No Breach................................................ 32
     7.05  Corporate Action......................................... 32
     7.06  Approvals................................................ 32

                               (i)


                                                                    Page

     7.07  Use of Loans............................................. 33
     7.08  ERISA.................................................... 33
     7.09  Taxes.................................................... 33
     7.10  Investment Company Act................................... 33
     7.11  Public Utility Holding Company Act....................... 33
     7.12  Hazardous Materials...................................... 34

Section 8. Covenants................................................ 34
     8.01  Financial Statements..................................... 34
     8.02  Litigation............................................... 37
     8.03  Corporate Existence, Etc................................. 37
     8.04  Use of Proceeds.......................................... 38
     8.05  Disposition of Bank Stock................................ 38
     8.06  Non-Banking Subsidiary Borrowings........................ 38
     8.07  Outstanding Advances..................................... 38
     8.08  Negative Covenants....................................... 39
     8.09  Sale of Non-Banking Subsidiaries......................... 39
     8.10  Capital Requirements..................................... 39
     8.11  Maintenance of Property and Leases....................... 40
     8.12  Insurance................................................ 40

Section 9. Guarantee................................................ 40
     9.01  Guarantee................................................ 40
     9.02  Obligations Unconditional................................ 41
     9.03  Reinstatement............................................ 42
     9.04  Subrogation.............................................. 42
     9.05  Remedies................................................. 42
     9.06  Continuing Guarantee..................................... 43

Section 10. Events of Default....................................... 43

Section 11. The Agent............................................... 46
     11.01  Appointment, Powers and Immunities...................... 46
     11.02  Reliance by Agent....................................... 47
     11.03  Defaults................................................ 47
     11.04  Rights as a Bank........................................ 47
     11.05  Indemnification......................................... 48
     11.06  Non-Reliance on Agent and other Banks................... 48
     11.07  Failure to Act.......................................... 48
     11.08  Resignation or Removal of Agent......................... 49
     11.09  Agency Fee.............................................. 49

Section 12. Miscellaneous........................................... 49
     12.01  Waiver.................................................. 49
     12.02  Notices................................................. 49
     12.03  Expenses, Etc........................................... 50
     12.04  Amendments, Etc......................................... 50
     12.05  Successors and Assigns.................................. 51

                                  (ii)


                                                                    Page

     12.06  Assignments and Participations.......................... 51
     12.07  Replacement of Banks.................................... 53
     12.08  Confidentiality......................................... 53
     12.09  No Set-offs, Etc. by the Company........................ 54
     12.10  Survival................................................ 54
     12.11  Captions................................................ 54
     12.12  Counterparts............................................ 54
     12.13  Governing Law; Submission to Jurisdiction............... 55
     12.14  WAIVER OF JURY TRIAL.................................... 55
     12.15  Termination of Existing Agreement....................... 55
     12.16  Severability............................................ 55
     12.17  Entire Agreement........................................ 55
     12.18  Bank's In-House Counsel................................. 55


Schedule I      - List of Material Subsidiaries
Schedule II     - Outstanding Indebtedness of
                    Non-Banking Subsidiaries

EXHIBIT A-1     - Form of Note for Syndicated Loans
EXHIBIT A-2     - Form of Note for Money Market Loans
EXHIBIT B       - Form of Opinion of Counsel to the Company
                    and the Guarantor
EXHIBIT C       - Form of Opinion of Special
                    New York Counsel to the Banks
EXHIBIT D       - Form of Money Market Quote Request
EXHIBIT E       - Form of Money Market Quote
EXHIBIT F       - Form of Confidentiality Agreement
EXHIBIT G       - Form of Company Extension Request
EXHIBIT H       - Form of Bank Consent to Extension

                REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of July 23, 1993 among: MELLON FINANCIAL COMPANY, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company"); MELLON BANK
CORPORATION, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the
"Guarantor"); each of the lenders that is a signatory hereto and their respective successors and permitted assigns (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN
BANK (NATIONAL ASSOCIATION), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                The Company has requested that the Banks make loans to it guaranteed by the Guarantor in an aggregate amount not exceeding $200,000,000 at any one time outstanding, and the Banks are prepared to make such loans upon the terms hereof.
Accordingly, the parties hereto agree as follows:


                Section 1.  Definitions and Accounting Matters.

                1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                "Additional Costs" shall have the meaning set forth in
Section 5.01(a) hereof.

                "Applicable Facility Fee Percentage" shall mean, for any day: (a) .15 of 1% per annum, if Rating Level 1 is prevailing on such day, (b) .1875 of 1% per annum, if Rating
Level 2 is prevailing on such day, (c) .25 of 1% per annum, if Rating Level 3 is prevailing on such day and (d) .375 of 1% per annum, in all other cases. Each change in the Applicable
Facility Fee Percentage resulting from a change in the Guarantor Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

                "Applicable Lending Office" shall mean, for each Bank and for each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type are to be made and maintained.

                "Applicable Margin" shall mean, for any day: (a) with respect to Base Rate Loans, 0; and (b) with respect to Eurodollar

Loans: (i) .25 of 1% per annum, if Rating Level 1 is prevailing on such day, (ii) .3125 of 1% per annum, if Rating Level 2 is prevailing on such day, (iii) .45 of 1% per annum, if Rating Level 3 is prevailing on such day, and (iv) .65 of 1% per annum, in all other cases. Each change in the Applicable Margin for any type of Loan resulting from a change in the Guarantor Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

                "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

                "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City or Pittsburgh, Pennsylvania and, where such term is used in the definition of "Quarterly Dates" in this Section 1.01 or if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                "Chase" shall mean The Chase Manhattan Bank (National Association).

                "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to
Section 2.01 hereof in an aggregate amount at any one time outstanding equal to the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced pursuant to Section 2.04 hereof).

                "Commitment Termination Date" shall mean July 22, 1994 or such earlier date as may be specified by the Company as provided in Section 2.04(b) hereof or such later date as may be agreed to pursuant to Section 2.10 hereof; provided that if any Commitment Termination Date would otherwise fall on a day that is not a Business Day, such Commitment Termination Date shall be the Business Day next preceding such day.

                                    3
                "Consolidated Net Worth" shall mean the aggregate of the capital stock, capital surplus, paid-in capital and retained earnings of the Guarantor and its consolidated Subsidiaries, but excluding treasury stock, redeemable preferred stock and capital stock subscribed and unissued, all determined on a consolidated basis.

                "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                "Dollars" and "$" shall mean lawful money of the United States of America.

                "Double Leverage" shall mean at any time the ratio of
(a) the Guarantor's Intangibles plus the aggregate investment of the Guarantor in the capital stock of its Subsidiaries (including the Guarantor's interest in undistributed earnings of its Subsidiaries) to (b) Consolidated Net Worth.

                "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

                "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or the Guarantor or is under common control
(within the meaning of Section 414(c) of the Code) with the Company or the Guarantor.

                "Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Base Rate" in this
Section 1.01.

                "Event of Default" shall have the meaning assigned to that term in Section 10 hereof.

                                    4
                "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight
Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business
Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

                "Fixed Base Rate" shall mean, for a Fixed Rate Loan, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Fixed Rate Loan to be made by such Reference Bank for such Interest Period.

                If any Reference Bank is not participating in any Fixed Rate Loan, the Fixed Base Rate for such Loan shall be determined by reference to the rate or rates provided by the other Reference Bank(s), and, if no Reference Bank is participating in any Fixed
Rate Loan, the Fixed Base Rate for such Loan shall be determined by the Agent by reference to the amount of the Loan which the Reference Banks would have made had they been participating in such Loan; provided that in the case of any LIBOR Market Loan, the Fixed Base Rate for such Loan shall be determined with reference to deposits of $10,000,000. If any Reference Bank does not timely furnish such information for determination of the Fixed Base Rate, the Agent shall determine the Fixed Base Rate on the basis of information timely furnished by the remaining
Reference Banks.

                "Fixed Rate" shall mean, for any Fixed Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest
1/100 of 1%) determined by the Agent to be equal to the Fixed
Base Rate for such Loan for the Interest Period for such Loan.

                "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" herein and
Section 5 hereof, LIBOR Market Loans.

                "Guarantee" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or

                                    5
indirectly guaranteeing any Indebtedness or other payment obligation of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness or other payment obligation against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business.

                "Guarantor Rating" shall mean, as of any date of determination thereof, the highest rating most recently published by Standard & Poor's Corporation or Moody's Investor Service, Inc. relating to the senior long-term unsecured debt securities of the Guarantor which are then outstanding.

                "Indebtedness" shall mean, as to any Person, (without duplication) (i) all indebtedness and other obligations of such Person for borrowed money (including, bonds, debentures, notes and other similar instruments and the sale of Property to another Person subject to an understanding or agreement contingent or otherwise to repurchase such Property from such Person) or for the purchase price of any fixed or capital assets other than indebtedness under nonrecourse leases or leveraged leases or similar nonrecourse transactions undertaken in the ordinary course of business, (ii) all indebtedness and other obligations of other Persons for borrowed money or for the purchase price of any fixed or capital assets in respect of which such Person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), or which such Person has agreed to purchase or otherwise acquire, and (iii) capitalized lease obligations of such Person.

                "Insured Subsidiary" shall mean, as to any Person, any insured depositary institution (as defined in 12 U.S.C. Section 1813(c) (or any successor provision), as amended, re-enacted or redesignated from time to time) that is controlled (within the meaning of 12 U.S.C. Section 1841 (or for any successor provision), as amended, re-enacted or redesignated from time to time) by such Person.

                "Intangibles" shall mean, as to any Person, the book value of such Person's good will, mortgage servicing rights, formula, patents, trademarks, service marks, trade names, copyrights, charters, franchises, certificates, permits and licenses determined in accordance with generally accepted accounting principles.

                                    6
                "Interest Period" shall mean:

                (a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.02 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                (b) With respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the date 30 days thereafter.

                (c) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.03(b) hereof; and

                (d) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest
Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                Notwithstanding the foregoing: (i) if any Interest Period would otherwise commence before and end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans or LIBOR Market Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Eurodollar Loans or LIBOR Market Loans shall have a duration of less than one month and, if the Interest Period for such Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

                "LIBO Rate" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest
1/100 of 1%) determined by the Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this
Section 1.01 for the Interest Period for such Loan.

                "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

                "LIBOR Market Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

                "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                "Loans" shall mean Money Market Loans and Syndicated
Loans.

                "Majority Banks" shall mean, subject to the last paragraph of Section 12.04 hereof and the second proviso in this definition, (a) at any time while either no Loans are outstanding or only Money Market Loans are outstanding, Banks having at least 66-2/3% of the aggregate amount of the Commitments and (b) at any time while only Syndicated Loans or both Money Market Loans and Syndicated Loans are outstanding, Banks holding at least 66-2/3% of the aggregate outstanding principal amount of the Syndicated Loans; provided that such percentages shall be 51% for purposes of such term as used in Section 12.07 hereof and provided further that for purposes of Section 10 hereof "Majority Banks" shall mean (a) while no Loans are outstanding, Banks having at least 51% of the aggregate amount of the Commitments and (b) at any time while Loans are outstanding, Banks holding at least 51% of the aggregate outstanding principal amount of the Loans.

                "Material Subsidiary" shall mean the Subsidiaries of the Guarantor listed in Schedule I hereto and any Subsidiary now or at any time hereafter meeting any one of the following conditions: (a) the assets of such Subsidiary, or the investments in or advances to such Subsidiary by the Guarantor and other Subsidiaries, exceed 5% of the aggregate assets appearing on the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries for the most recently ended fiscal year, or (b) if positive, the net income of such Subsidiary for the fiscal year of the Guarantor most recently ended exceeds 5% of the total consolidated net income of the Guarantor and its consolidated Subsidiaries for such fiscal year, or (c) the equity of such Subsidiary for the fiscal year of the Guarantor most recently ended exceeds 5% of the total consolidated equity of the Guarantor and its consolidated Subsidiaries for such fiscal year, or (d) such Subsidiary has one or more Subsidiaries and together therewith would, if considered in the aggregate, constitute a Material Subsidiary within the terms of subdivisions (a), (b) and (c) hereof.

                                    8
                  "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                "Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

                "Money Market Margin" shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.

                "Money Market Quote" shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

                "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                "Money Market Rate" shall have the meaning assigned to such term in Section 2.03(c)(ii)(D) hereof.

                "Multiemployer Plan" shall mean a plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company, the Guarantor or any ERISA Affiliate since
September 1, 1982 and which is covered by Title IV of ERISA.

                "Net Income" shall mean, for any fiscal period, the "net income" of the Guarantor and its consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

                "Non-Banking Subsidiaries" shall mean the Material Subsidiaries of the Guarantor other than Mellon Bank, N.A., any other bank or trust company which is a Subsidiary or any Material
Subsidiary thereof.

                "Notes" shall mean the promissory notes provided for by
Section 2.08 hereof.

                "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

                "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.


                "Plan" shall mean an employee benefit or other plan established or maintained by the Company, the Guarantor or any ERISA Affiliate since September 1, 1982 and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% above the Base Rate as in effect from time to time (provided that, if such amount in default is principal of a Eurodollar Loan or a Money Market Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

                "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

                "Principal Office" shall mean the principal office of the Agent and Chase, presently located at 1 Chase Manhattan
Plaza, New York, New York 10081.

                "Properties" shall mean assets and properties whether owned as of the date of this Agreement or thereafter acquired and whether real, personal or mixed, tangible or intangible.

                "Quarterly Dates" shall mean the first Business Day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

                "Quotation Date" shall have the meaning set forth in
Section 2.03(b)(v) hereof.

                "Rating Level 1" shall be deemed to be prevailing on any date of determination on which the Guarantor Rating by Standard & Poor's Corporation is at least A and the Guarantor
Rating by Moody's Investors Service, Inc. is at least A2.

                "Rating Level 2" shall be deemed to be prevailing on any date of determination on which the Guarantor Rating by Standard & Poor's Corporation is at least A- or the Guarantor
Rating by Moody's Investors Service, Inc. is at least A3 and in either case on which Rating Level 1 is not prevailing.

                "Rating Level 3" shall be deemed to be prevailing on any date of determination on which the Guarantor Rating by Standard & Poor's Corporation is at least BBB or the Guarantor Rating by Moody's Investors Service, Inc. is at least Baa2 and in either case on which neither Rating Level 1 nor Rating Level 2 is prevailing.

                "Reference Banks" shall mean Chase, Morgan Guaranty Trust Company of New York and Chemical Bank (or their Applicable
Lending Offices, as the case may be).

                "Regulations A and D" shall mean, respectively, Regulations A and D of the Board of Governors of the Federal

                                   10
Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United
States Federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                "Senior Officer" shall mean the Chairman, the President, the Chief Executive Officer, each Vice Chairman, each
Vice President, the Secretary and Treasurer of the Guarantor or of the Company.

                "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to
Section 2.03 hereof.

                "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Money
Market Rates pursuant to a Set Rate Auction.

                "Subsidiary" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Guarantor or one or more of its Subsidiaries or by the Guarantor and one or more of its Subsidiaries. "Wholly-Owned Subsidiary" shall mean any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled.

                "Syndicated Loans" shall mean the loans provided for by
Section 2.01 hereof.

                "Tangible Net Worth" shall mean, as to any Person, the aggregate of the capital stock, capital surplus, paid-in capital and retained earnings (including the balance of the current profit and loss account not transferred to retained earnings) of such Person, but excluding treasury stock, redeemable preferred stock and capital stock subscribed and unissued, and Intangibles.

                1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Banks hereunder shall be prepared, in accordance with generally accepted

                                   11
accounting principles as in effect from time to time applied on a basis consistent with the audited consolidated financial statements of the Guarantor and the consolidated Subsidiaries referred to in Section 7.02 hereof (except for changes concurred with by the Company's independent public accountants). To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Guarantor will not change the last day of its fiscal year from December 31, or the last day of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.


                Section 2.  Commitments.

                2.01 Syndicated Loans. Each Bank severally agrees, on the terms of this Agreement, to make loans to the Company during the period from and including the date hereof to but excluding the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments; provided that the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated
Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time; and provided, further, that there may be no more than eight different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term
"Interest Period" shall be deemed to be different Interest
Periods even if they are coterminous). The Syndicated Loans may be Base Rate Loans or Eurodollar Loans (each a "type" of
Syndicated Loan).

                2.02 Borrowing of Syndicated Loans. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing of Syndicated Loans hereunder, which notice shall be irrevocable and effective only upon receipt by the Agent, shall specify the aggregate amount (which shall be at least
$10,000,000 and in multiples of $1,000,000 in the case of Eurodollar Loans), the type and date (which shall be a Business
Day) of the Syndicated Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor and shall be given not later than 10:00 a.m. New York time on the day which is the same day of, or not less than the number of Business Days prior to, as the case may be, the date of such borrowing specified below opposite the type of such Syndicated
Loans:

                     Type               Number of Business Days
                Base Rate Loans                          same day

                Eurodollar Loans                                3

                                    12
Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available promptly to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Agent at the Principal Office.

                2.03  Money Market Loans.

                (a) In addition to borrowings of Syndicated Loans, the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section
2.03.  Money Market Loans may be LIBOR Market Loans or Set Rate
Loans (each a "type" of Money Market Loan), provided that:


        (i)  there may be no more than eight different Interest
Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest
Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);
and

    (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

                (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to three different Interest
Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term
"Interest Period" shall be deemed to be different Interest
Periods even if they are coterminous); provided that the request

                                    13
for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing
("Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:

        (i) the proposed date of such borrowing, which shall be a Business Day;

    (ii)  the aggregate amount of such Money Market
Borrowing, which shall be at least $10,000,000 (or in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

   (iii) the duration of the Interest Period applicable thereto;

    (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Rate; and

        (v) if the Money Market Quotes requested are to set forth a Money Market Rate, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

                (c) (i) Each Bank may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business
Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation
Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote submitted by Chase (or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New
York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New
York time on the Quotation Date, in the case of a Set Rate

Auction. Subject to Sections 5.02, 5.03, 6.01, 6.02 and 10 hereof, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

        (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

        (A)  the proposed date of borrowing and the Interest
Period therefor;

        (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 or a larger multiple of $1,000,000 and the aggregate principal amount of the Money Market Loans for which such offers are being made; provided that the aggregate principal amount of all Money Market
Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

        (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "Money Market
Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

        (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market
Loan (the "Money Market Rate"); and

        (E)  the identity of the quoting Bank.

Unless otherwise agreed by the Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

        (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and
(ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Margins or Money Market Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

        (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (and the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or in larger multiples of $1,000,000); provided that:

        (i)  the aggregate principal amount of each Money
Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

       (ii)  the aggregate principal amount of each Money
Market Borrowing shall be at least $10,000,000 (or in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

      (iii) acceptance of offers may be made only in ascending order of Money Market Margins or Money Market Rates, as the case may be; and

       (iv) the Company may not accept any offer where the Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof).

If offers are made by two or more Banks with the same Money Market Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such

                                    16
offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at account number
NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available promptly to the Company on such date by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at the Principal Office.

                (g) The amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment for purposes hereof.

                2.04  Changes of Commitments.

                (a) Unless theretofore terminated pursuant to paragraph (b) below, the aggregate amount of the Commitments shall be reduced to zero on the Commitment Termination Date.

                (b) The Company shall have the right to terminate or reduce the unused amount of the Commitments at any time or from time to time upon not less than three Business Days' prior written notice to the Agent (which shall promptly notify the Banks) of such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000) and shall be irrevocable and effective only upon receipt by the Agent;
provided that no such termination or reduction of Commitments is permitted if in connection therewith the Company is required to make a payment under Section 2.09(b) hereof; and provided that, without the consent of the Majority Banks, the Company shall not have the right to reduce the aggregate amount of the Commitments to less than $50,000,000 without terminating the Commitments.

                (c) The Commitments once terminated or reduced may not be reinstated.

                2.05 Fees. (a) The Company shall pay to the Agent for the account of each Bank a facility fee on the daily average amount of such Bank's Commitment (whether or not utilized) for the period from and including the date of the execution and delivery of this Agreement to but not including the earlier of the date such Commitment is terminated pursuant to this Agreement

                                    17
and the Commitment Termination Date, calculated for each day at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect. The facility fee shall be payable in arrears on each Quarterly Date hereafter and on the earlier of
(i) the date the Commitments are terminated or (ii) the Commitment Termination Date.

                (b) For each day when the aggregate principal amount of Syndicated Loans outstanding exceeds 50% of the aggregate amount of the Commitments, the Company shall pay to the Agent for the account of each Bank a utilization fee on the aggregate principal amount of such Bank's Syndicated Loans outstanding on such day, at a rate per annum equal to 1/8 of 1%. The utilization fee shall be payable in arrears on each Quarterly
Date hereafter and on the earlier of (i) the date the Commitments are terminated or (ii) the Commitment Termination Date.

                2.06 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such type.

                2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                2.08  Notes.

                (a) The Syndicated Loans made by each Bank shall be evidenced by a single promissory note, in substantially the form of Exhibit A-1 hereto, dated the date of the delivery of such Note to the Agent under this Agreement, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Syndicated Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Note.

                (b) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2 hereto, dated the date of the delivery of such Note to the Agent under this Agreement, payable to such Bank and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Money
Market Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of any such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Note.

                (c) No Bank shall be entitled to have its Note or Notes, as the case may be, subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Note or Notes, as the case may be, pursuant to Section 12.06(b) hereof.

                2.09  Prepayments.

                (a) The Company may prepay Base Rate Loans upon not less than 1 Business Day's prior notice to the Agent (which shall promptly notify the Banks), which notice shall specify the prepayment date (which shall be a Business Day) and the aggregate amount of the prepayment (which shall be at least $5,000,000 or such lesser amount as shall be outstanding) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The
Company may not prepay any Eurodollar Loans or Money Market Loans on a date other than the last day of the Interest Period thereof (provided that this sentence shall not affect the Company's obligation to prepay Loans pursuant to paragraph (b) of this
Section 2.09 or the obligations of the Company pursuant to
Section 10 hereof).

                (b) If, after giving effect to any termination or reduction of the Commitments pursuant to Section 2.04 hereof, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments, the Company shall pay or prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or prepayment and any amounts payable pursuant to Section 5.05 hereof in connection therewith.

                2.10 Extension of Revolving Credit Termination Date. The Company may, one time (and not from time to time), by notice, substantially in the form of Exhibit G hereto, to the Agent

(which shall promptly deliver a copy thereof to each of the Banks) not less than 60 days and not more than 90 days prior to the Commitment Termination Date initially in effect hereunder, request that the Banks extend the Commitment Termination Date for one additional 364 day period. If each Bank, acting in its sole discretion (including, at its discretion, after making a new credit evaluation of the Guarantor or the Company), by notice to the Guarantor, the Company and the Agent, substantially in the form of Exhibit H hereto, on or after the date (the "Consent Date") falling 30 days prior to the Commitment Termination Date then in effect, agrees to such request, then, effective as of the Consent Date, such Commitment Termination Date shall be extended to the date falling 364 days after the Consent Date; provided that such extension shall not be effective unless (i) no Default shall have occurred and be continuing on either the date of the notice requesting such extension or on the Consent Date (both prior to and after giving effect to such extension), (ii) each of the representations and warranties of the Guarantor and the Company in Section 7 hereof shall be true and correct on and as of each of the date of such notice and the Consent Date (prior to giving effect to such extension) with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (iii) each Bank shall have agreed to such extension by delivering a notice thereof, substantially in the form of Exhibit H hereto, to the Agent, the Guarantor and the Company.


        Section 3.  Payments of Principal and Interest.

        3.01 Repayment of Loans. The Company will pay to the Agent for the account of each Bank the principal of each Loan made by such Bank, and each Loan shall mature, on the last day of the Interest Period therefor.

        3.02 Interest. The Company will pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

        (a)  if such Loan is a Base Rate Loan, the Base Rate
(as in effect from time to time);

        (b) if such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Eurodollar Loan for such Interest Period plus the Applicable
Margin (as in effect from time to time);

        (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

        (d)  if such Loan is a Set Rate Loan, the Money Market
Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company will pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest
(i) on Base Rate Loans shall be payable in arrears on each Quarterly Date and (ii) on each Loan other than a Base Rate Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or LIBOR Market Loan), at 90-day or three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04 hereof) shall be payable on the date of conversion (but only to the extent so converted). Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Banks to which such interest is payable and the Company thereof.


            Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

                4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company or the Guarantor, as the case may be, under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Company or the Guarantor, as the case may be, shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans or other amounts payable by the Company or the Guarantor, as the case may be, hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it or the Majority Banks may determine to be appropriate, subject to
Section 4.02 hereof). Each payment received by the Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day (unless, in the case of any payment of the principal of, or interest on, any Eurodollar Loan or LIBOR Market Loan, such succeeding Business Day shall fall in another calendar month, in which case the date for such payment shall be the next preceding Business Day), and interest shall be payable for any principal so extended for the period of such extension.

                4.02 Pro Rata Treatment. Except to the extent otherwise provided in Section 5 hereof: (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks and each payment of fees under Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) each payment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by the Banks; provided that if immediately prior to giving effect to any such payment in respect of any Syndicated Loans the outstanding principal amount of the Syndicated Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 12.04 hereof), then such payment shall be applied to the Syndicated Loans in such manner as shall result, as nearly as practicable, in the outstanding principal amount of the Syndicated Loans being held by the Banks pro rata in accordance with their respective Commitments; and (c) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on Syndicated Loans due and payable to the respective Banks.

                4.03 Computations. Interest on Money Market Loans and Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                4.04 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required
Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

        (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section
3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

       (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at (a) if such Payor is a Bank, the Federal Funds Rate and (b) if such Payor is the Company, a rate of interest provided for such Loan in Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claims the Company may have against the Payor in respect of the Required Payment).

                4.05  Sharing of Payments, Etc.

                (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

                (b) If any Bank shall obtain payment of any principal of or interest on any Syndicated Loan made by it to the Company under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Company to such Bank in respect of Syndicated Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Syndicated Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Syndicated Loans held by each of the Banks; provided that if at the time of such payment the outstanding principal amount of the Syndicated Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 12.04 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as practicable, in the outstanding principal amount of the Syndicated Loans being held by the Banks pro rata according to the amounts of such Commitments. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                (c) The Company agrees that any Bank so purchasing a participation (or direct interest) in the Syndicated Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Syndicated Loans in the amount of such participation.

                (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

                (e) If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.


                Section 5.  Yield Protection and Illegality.

                5.01  Additional Costs.

                (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation
(such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

        (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable
Lending Office for any of such Loans); or

    (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than in the case of any Bank for any period as to which the Company is required to pay any amount under paragraph (e) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any Commitment of such Bank; or

   (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities) or the Commitments.

If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make additional Loans of the type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable) or replace such Bank pursuant to Section 5.06 hereof.

                (b)  Without limiting the effect of the provisions of
Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make additional Loans of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

                (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Company that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

                (d) Each Bank will notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this Section

5.01 as promptly as practicable, but in any event within 60 days, after such Bank obtains actual knowledge thereof; provided, however, that if any Bank fails to give such notice within 60 days after it obtains such actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date that such Bank does give such notice; and provided, further, that each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to
Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive absent manifest error, provided that such determinations and allocations are presented to the Company in reasonable detail and are made accurately and on a reasonable basis.

                (e) Without limiting the effect of the foregoing, the Company shall pay to each Bank on the last day of each Interest
Period so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar or LIBOR
Market Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Eurodollar or LIBOR Market Loans) an additional amount (determined by such Bank and notified to the Company through the Agent) equal to the product of the following for each Eurodollar or LIBOR Market Loan for each day during such Interest Period:

        (i)  the principal amount of such Eurodollar or LIBOR
Market Loan outstanding on such day; and

    (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar or LIBOR Market Loan for such Interest Period as provided in this Agreement (less the

Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

   (iii)  1/360.

                5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any type of Fixed Rate Loans as provided herein then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of such type; provided that in the event that the Company shall have delivered a notice of borrowing to the Agent pursuant to Section 2.02 hereof prior to the receipt of notice from the Agent under this Section 5.02, the provisions of
Section 5.04 hereof shall be applicable to the Loans requested in such notice of borrowing.

                5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful or impossible for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR
Market Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans
(in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make and the provisions of Section 5.04 hereof shall be applicable to any outstanding LIBOR Market Loans of such Bank.

                5.04  Base Rate Loans pursuant to Sections 5.01 and
5.03.  If the obligation of any Bank to make any type of Fixed
Rate Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans (other than Money Market Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or 5.03 hereof has occurred and such Bank so requests by notice to the Company with a copy to the Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

                5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank reasonably determines are attributable to:

        (a) any payment or conversion of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the replacement of a Bank pursuant to
Section 5.06 or 12.07 hereof and the acceleration of the Loans pursuant to Section 10 hereof, but excluding any conversion of a Fixed Rate Loan to a Base Rate Loan pursuant to Section 5.04 hereof) on a date other than the last day of the Interest Period for such Loan; or

        (b)  any failure by the Company for any reason
(including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan
(with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof; or

        (c) any reserve requirements, including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (including
Regulation D) relating to the extensions of Eurodollar Loans or LIBOR Market Loans by such Bank to the Company;

provided, however, that if any such payment, conversion or determination is given or made pursuant to this Section 5, such loss, cost or expense shall not include any loss of margin or profit.

                5.06 Replacement. Provided that no Default shall have occurred and be continuing, the Company may, at any time, replace any Bank that has requested compensation from the Company pursuant to Section 5.01 hereof and whose Commitment at such time (together with the Commitments of all other Banks being replaced pursuant to this Section 5.06 and Section 12.07 hereof within the six-month period prior to such time) does not exceed 25% of the aggregate amount of the Commitments at such time by giving not less than ten Business Days' prior notice to the Agent (which shall promptly notify such Bank), that it intends to replace such Bank with respect to its Commitment with one or more banks or other entities selected by the Company and reasonably acceptable to the Agent and the Majority Banks (it being expressly understood that neither the Agent nor the Bank being replaced shall have the responsibility for selecting or finding such replacement bank or entity) and that such Bank being replaced will, within 30 days after such notification, assign without any recourse whatsoever all of its Loans, Notes and Commitment hereunder to the bank or entity so selected by the Company for a purchase price equal to the principal amount outstanding under the Note(s) of such Bank being replaced together with accrued interest and fees thereon to the date of assignment. Upon the effective date of any replacement under this Section 5.06 (and as a condition thereto) (i) the Company shall pay, or shall cause the replacement bank to pay, to the Bank being replaced any amounts owing to such Bank hereunder and all out-of-pocket costs and expenses (including reasonable legal fees and disbursements) incurred by such Bank in connection with such replacement, (ii) the Company shall execute and deliver Notes to the Agent for such replacement bank in accordance with Section 2.08 hereof and (iii) such Bank being replaced shall deliver its Notes to the Company, whereupon such replacement bank shall become a "Bank" for all purposes of this Agreement having a Commitment in the amount of such Bank's Commitment assumed by it, and such Commitment of the Bank being replaced shall be terminated upon such effective date and all of such Bank's rights and obligations under this Agreement shall terminate (provided that the obligations of the Company under Sections 5.01, 5.05 and 12.03 hereof to such Bank shall survive such replacement as provided in Section 12.10 hereof); all subject to documentation in form and substance reasonably satisfactory to such Bank, such replacement bank, the Company and the Agent. If the Commitment of any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference
Bank, as the case may be) shall terminate (other than pursuant to
Section 10 hereof), the Agent (after consultation with the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank, so that there shall be at all times be no fewer than three Reference Banks.


                Section 6.  Conditions Precedent.

                6.01 Initial Loan. The obligation of the Banks to make the initial Loans hereunder is subject to the receipt by the Agent of the following, each of which shall be satisfactory to the Agent or the Banks (if otherwise specified below) in form and substance:

        (a) Certified copies of the charter and by-laws of the Company and the Guarantor and all corporate action taken by the Company and the Guarantor approving this Agreement and, in the case of the Company, the Notes and borrowings by the Company hereunder (including, without limitation, certificates setting forth the resolutions of the Boards of

Directors of the Company and the Guarantor adopted in respect of the transactions contemplated hereby).

        (b) Certificates of the Company and the Guarantor in respect of each of their respective officers (i) who is authorized to sign this Agreement and/or the Notes, in the case of the Company, and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as their respective representatives for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Agent and each Bank may conclusively rely on such certificates until they receive notice in writing from the Company or the Guarantor, as the case may be, to the contrary.

        (c) A certificate of a Senior Officer of the Company to the effect set forth in the first sentence of Section
6.02 hereof.

        (d)  An opinion of James M. Gockley, Esq., Assistant
General Counsel of the Guarantor, substantially in the form of Exhibit B hereto.

        (e)  The Notes, duly completed and executed.

        (f) An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, substantially in the form of Exhibit C hereto.

        (g) All loans and other amounts payable by the Company and the Guarantor under the Revolving Credit Agreement dated as of July 24, 1992 among the Guarantor, the Company, the banks named therein and The Chase Manhattan Bank (National Association), as agent for such banks, shall have been paid in full and the commitments of the financial institutions party thereto to make loans thereunder shall have terminated.

        (h) Such other documents as the Agent or any Bank or special New York counsel to the Banks may reasonably request.

                6.02 Initial and Subsequent Loans. The obligation of each Bank to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that as of the date of such Loans and after giving effect thereto: (a) no Event of Default and, if such borrowing is a Money Market Loan or will increase the outstanding principal amount of the Syndicated
Loans, no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company and the Guarantor in Section 7 hereof (other than, if such borrowing is not a Money Market Loan and will not increase the outstanding aggregate principal amount of the Syndicated Loans, the last sentence of Section 7.02 hereof and Section 7.03 hereof) shall be true on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date. Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).


                Section 7.  Representations and Warranties.  The
Company and the Guarantor jointly and severally represent and warrant to the Banks that:

                7.01 Corporate Existence. The Guarantor, the Company and each Material Subsidiary (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the business, financial condition or operations of the Guarantor and its consolidated Subsidiaries taken as a whole.

                7.02 Financial Condition. The consolidated balance sheet of the Guarantor and the consolidated Subsidiaries as at December 31, 1992 and the related consolidated statements of operations, cash flows, changes in financial position and changes in shareholders' equity of the Guarantor and the consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KMPG Peat Marwick, and the unaudited consolidated balance sheet of the Guarantor and the consolidated Subsidiaries as at March 31, 1993 and the related consolidated statements of operations, cash flows, changes in financial position and changes in shareholders' equity of the Guarantor and the consolidated Subsidiaries for the three-month period ended on such date, heretofore furnished to each of the Banks, fairly present the consolidated financial condition of the Guarantor and the consolidated Subsidiaries as at each of said dates and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1993, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Guarantor nor any of the Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since
March 31, 1993, there has been no material adverse change in the consolidated financial condition or results of operations of the Guarantor and the consolidated Subsidiaries from that set forth in said financial statements as at said date.

                7.03 Litigation. Except as disclosed to the Banks in writing prior to the date of this Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Guarantor or the Company) threatened against the Guarantor or the Company or any Subsidiary which may reasonably be expected to have a material adverse effect on the consolidated financial condition or results of operations of the Guarantor and the consolidated Subsidiaries.

                7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Guarantor or the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantor, the Company or any Material
Subsidiary is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor, the Company or any Material Subsidiary pursuant to the terms of any such agreement or instrument.

                7.05 Corporate Action. Each of the Guarantor and the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Notes (in the case of the Company); and the execution, delivery and performance by each of the Guarantor and the Company of this Agreement and the Notes (in the case of the Company) have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each of the Guarantor and the Company and constitutes, and, in the case of the Company, each of the Notes when executed and delivered will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

                7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Guarantor or the Company of this Agreement or (in the case of the Company) the Notes or for the validity or enforceability thereof.

                7.07 Use of Loans. Neither the Guarantor, the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan hereunder will be used to buy or carry any such margin stock.

                7.08 ERISA. Each of the Guarantor, the Company and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and has not incurred any liability to the PBGC, other than liability for termination insurance premiums, or to any Plan or Multiemployer Plan other than for required contributions which are not yet overdue. Each Plan, and, to the best knowledge of each of the Company, the Guarantor and the ERISA Affiliates, each Multiemployer Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA and the Code, and as of the date of this Agreement no event or condition is occurring or exists with respect to any Plan or Multiemployer
Plan concerning which the Company or the Guarantor would be under an obligation to furnish a report to the Banks in accordance with
Section 8.01(e) hereof.

                7.09 Taxes. United States Federal income tax returns of the Guarantor and the Subsidiaries have been examined and closed through the calendar tax year of the Guarantor ended
December 31, 1983. Each of the Guarantor and the Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any Subsidiary prior to the date on which penalties would have attached thereto, other than any such tax, assessment or charge that is being contested in good faith and by appropriate proceedings and which contest operates to stay any material adverse effect of such nonpayment and for which adequate reserves have been made. The charges, accruals and reserves on the books of the Guarantor and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate.

                7.10 Investment Company Act. Neither the Guarantor nor the Company is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                7.11 Public Utility Holding Company Act. Neither the Guarantor nor the Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

                7.12 Hazardous Materials. To the best knowledge of the Guarantor and the Company, the Guarantor, the Company and each of their respective Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, the failure to obtain which would have a material adverse effect on the consolidated financial condition or results of operations of the Guarantor and its consolidated Subsidiaries. To the best knowledge of the Guarantor and the Company, the Guarantor, the Company and each of their respective Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition or results of operations of the Guarantor and its consolidated Subsidiaries.


                Section 8. Covenants. The Company and the Guarantor jointly and severally agree that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

                8.01  Financial Statements.  The Company or the
Guarantor shall deliver to each of the Banks:

        (a) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Guarantor, consolidated statements of operations, changes in financial position and changes in shareholders' equity of the Guarantor and the consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and the consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

        (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, consolidated statements of operations, changes in financial position and changes in shareholders' equity of the Guarantor and the consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and the consolidated
Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

        (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports which the Guarantor or the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

        (d) promptly upon the mailing thereof to the shareholders of the Guarantor or the Company generally, copies of all financial statements, reports and proxy statements so mailed;

        (e) as soon as possible, and in any event within ten days after a Senior Officer of the Guarantor knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by a Senior Officer of the Guarantor, setting forth details respecting such event or condition and the action, if any, which the Guarantor, the Company or an ERISA Affiliate, as the case may be, proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Guarantor, the Company or an ERISA Affiliate, as the case may be, with respect to such event or condition):

    (i)  any reportable event, as defined in
Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

    (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

   (iii)  the institution by PBGC of proceedings under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor, the Company or any ERISA
Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

    (iv) the complete or partial withdrawal by the Guarantor, the Company or any ERISA Affiliate under
Section 4201 of ERISA from a Multiemployer Plan or the receipt by the Guarantor, the Company or any ERISA
Affiliate of a notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section
4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

     (v)  the institution of a proceeding by a
fiduciary of any Multiemployer Plan against the Guarantor, the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

        (f) promptly upon their becoming available, the "Consolidated Reports of Condition and Income" of the bank
Subsidiaries that are Material Subsidiaries and the "Parent
Company Only Financial Statements for Bank Holding
Companies" (report no. FRY 9LP or any successor form of the Federal Reserve System) of the Guarantor;

        (g) promptly after a Senior Officer of the Guarantor or the Company knows or has reason to know that any Default has occurred and is continuing, a notice of such Default with the caption "Notice of Default", describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Guarantor or the Company has taken and proposes to take with respect thereto;

        (h) if at any time the value of all margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) owned by the Guarantor, the Company and their respective consolidated Subsidiaries exceeds 25% of the value of the total assets of the Guarantor and its consolidated Subsidiaries, in each case as reasonably determined by the Guarantor, prompt notice of such fact;

        (i) promptly after the Company or the Guarantor knows that a change in the Rating Levels has occurred, a notice describing the same; and

        (j) from time to time such other information regarding the business, affairs or financial condition of the Guarantor, the Company or any of their respective
Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Guarantor will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Guarantor (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action which the Guarantor or the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Guarantor or the Company, as the case may be, is in compliance with Sections 8.08A and 8.08B hereof as of the end of the respective fiscal quarter or fiscal year.

                8.02 Litigation. The Guarantor or the Company shall promptly give to each Bank and the Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency and any material development in respect of such legal or other proceedings, affecting the Guarantor, the Company or any Subsidiary, which may reasonably be expected to have a material adverse effect on the consolidated financial condition or operations, taken as whole of the Guarantor and the consolidated Subsidiaries.

                8.03  Corporate Existence, Etc.  Except as permitted in
Section 8.09 hereof, the Guarantor and the Company shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence and all of its material rights, privileges and franchises; and it shall, and shall cause each Subsidiary to, comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the consolidated financial condition or results of operations of the Guarantor and the consolidated Subsidiaries;
pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

                8.04 Use of Proceeds. The Company shall use the proceeds of the Loans hereunder solely for general corporate purposes and, in any event, in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder. The Company shall not use the proceeds of the Loans hereunder to acquire directly or indirectly the stock or assets of any Person except with the prior written consent of the Board of Directors of such Person.

                8.05 Disposition of Bank Stock. The Guarantor shall continue to own directly all of the issued and outstanding stock of Mellon Bank, N.A.

                8.06 Non-Banking Subsidiary Borrowings. The Guarantor shall not permit any Non-Banking Subsidiary (other than the Company) to (a) directly or indirectly create, incur or suffer to exist any Indebtedness except (i) Indebtedness payable to the Guarantor, the Company or another Non-Banking Subsidiary, (ii) Indebtedness to finance the acquisition of Property to be used by such Subsidiary in the ordinary course of its business, (iii) Indebtedness evidenced by promissory notes of such Subsidiary outstanding on the date of the execution and delivery of this Agreement by the parties hereto and set forth in Schedule II hereto, (iv) Indebtedness arising out of customer deposits taken by such Subsidiary in the ordinary course of business, (v)
Indebtedness incurred in the ordinary course of business of such Subsidiary aggregating (when taken together with similar
Indebtedness of all other Subsidiaries) not more than $10,000,000, (vi) Indebtedness permitted under 12 U.S.C. Section 371c, and (vii) Indebtedness consisting of repurchase obligations of such Non-Banking Subsidiary arising in connection with the mortgage warehousing program of such Subsidiary or (b) directly or indirectly make, be or remain liable on any Guarantees
(provided, however, that as used in this Section 8.06 the term "Guarantee" shall not include letters of credit issued by any Non-Banking Subsidiary in the ordinary course of business).

                8.07 Outstanding Advances. The Guarantor and the Company shall not permit any entity which was a Non-Banking Subsidiary to directly or indirectly be or remain liable to the Guarantor or the Company for any Indebtedness after such entity shall cease to be a Subsidiary as a result of a sale or transfer of the stock or assets of such Non-Banking Subsidiary.

                8.08 Negative Covenants. The Guarantor and the Company jointly and severally agree that, so long as the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder, unless the Majority Banks otherwise agree:

        A. Minimum Tangible Net Worth. The Guarantor shall not permit the Tangible Net Worth of it and its consolidated
Subsidiaries, determined on a consolidated basis, to be less than $1,600,000,000 at any time.

        B. Double Leverage. The Guarantor shall not permit the Double Leverage to exceed 1.30 to 1.00 at any time.

        C. Negative Pledge. The Guarantor and the Company shall not create, incur, assume or suffer to exist any Lien on its Properties or any Lien on the stock of any Material
Subsidiary, except:

        (a)  Liens for taxes not delinquent or being
contested in good faith;

        (b) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, old age pensions or other social security; and

        (c) deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business.

                8.09  Sale of Non-Banking Subsidiaries.   The Guarantor
shall not sell or otherwise transfer all or any substantial part of the stock or assets of any Non-Banking Subsidiary to any other Person (other than (a) sales or transfers in the ordinary course of business of such Non-Banking Subsidiary or (b) sales or transfers of a Non-Banking Subsidiary or the assets thereof to another Non-Banking Subsidiary or the Guarantor) unless payment for such sale or transfer shall be in an amount at least equal to the fair market value of the stock or assets sold or transferred and provided that if any of the proceeds of such sale or transfer are to be evidenced by a note payable to the Guarantor in an amount equal to or greater than $50,000,000 then the Guarantor shall obtain the written consent of the Majority Banks to the consummation of such sale or transfer. Upon any such sale or transfer the Guarantor shall use the proceeds of such sale or transfer (plus any additional amount received by the Guarantor or the Company constituting repayment by such Non-Banking Subsidiary of advances made by the Guarantor or the Company to such Non-Banking Subsidiary) to repay on the due date of the Loans then outstanding the aggregate principal amount thereof.

                8.10 Capital Requirements. The Guarantor and the banking Subsidiaries shall at all times maintain such amount of capital as may be prescribed by the Board of Governors of the Federal Reserve System from time to time, whether by regulation, agreement or order. The Guarantor shall at all times ensure that none of its Insured Subsidiaries shall be "undercapitalized", "significantly undercapitalized" or "critically undercapitalized" for purposes of 12 U.S.C. Section 1831o, as amended, re-enacted or redesignated from time to time.

                8.11 Maintenance of Property and Leases. Each of the Guarantor and the Company will maintain and keep its Properties, and will cause each Subsidiary to maintain and keep its Properties, in good repair, working order and condition, and from time to time each of the Guarantor and the Company will make, and will cause each Subsidiary to make, all needful and proper repairs, renewals, replacements, additions and improvements thereto so that its business may be properly and advantageously conducted at all times. Each of the Guarantor and the Company will comply, and will cause each Subsidiary to comply, at all times, with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder which would have a material adverse effect on the Guarantor and its Subsidiaries taken as a whole.

                8.12 Insurance. Each of the Guarantor and the Company will keep its and its Subsidiaries' assets, which are of an insurable character and which are customarily insured by companies owning similar Properties or engaged in the same or similar businesses, insured by financially sound and reputable insurers against loss or damage by fire, explosion and hazards by extended coverage to a reasonable, proper and a prudent extent in light of the nature of the business and Properties of the Guarantor and its Subsidiaries. Each of the Guarantor and the Company will maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and Property of the Guarantor and its Subsidiaries to the extent and in the manner customary for companies in similar businesses similarly situated.


                             Section 9.  Guarantee.

                9.01 Guarantee. The Guarantor hereby guarantees to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Agent by the Company under this Agreement and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                9.02 Obligations Unconditional. The obligations of the Guarantor under Section 9.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

        (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

    (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

   (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed
Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

    (iv) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                9.03 Reinstatement. The obligations of the Guarantor under this Section 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

                9.04 Subrogation. The Guarantor hereby waives any claim or other right which it might now have or hereafter acquire against the Company or any Person that is primarily or contingently liable on the Guaranteed Obligations that arises from the existence or performance of the Guarantor's obligations under its guarantee in Section 9.01, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Banks against the Company or any collateral security therefor which the Banks now have or hereafter acquire, whether or not such claim, remedy or right arises in equity, or under contract, statute, or common law.

                9.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Banks, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 9.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 9.01.

                9.06  Continuing Guarantee.  The guarantee in this
Section 9 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

        (a) The Company (i) shall default in the payment of any principal of any Loan when due; or (ii) shall default in the payment of interest on any Loan or any other amount payable by it hereunder when due and such default shall continue for a period of more than three days; or

        (b) (i) The Guarantor, the Company or any Material Subsidiary shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more; or (ii) any event specified in any note, agreement, indenture or other document evidencing or relating to any of its other Indebtedness aggregating $10,000,000 or more shall occur if the effect of such event is to cause such Indebtedness to become due prior to its stated maturity; or (iii) any event specified in any note, agreement, indenture or other document evidencing or relating to any of its other Indebtedness aggregating $50,000,000 or more shall occur if the effect of such event is to cause or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full, prior to its stated maturity; or

        (c) Any representation, warranty or certification made or deemed made herein by the Guarantor or the Company, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

        (d)  The Guarantor or the Company, as the case may be,
(i) shall default in the performance of any of its obligations under Sections 8.01(g) or 8.04 through 8.10 (inclusive) hereof; or (ii) shall default in the performance of any of its other obligations under this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Guarantor or the Company, as the case may be, by the Agent or any Bank (through the Agent); or

        (e)  The Guarantor, the Company or any Material
Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;
or

        (f) The Guarantor, the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator in any insolvency, readjustment of debts, marshalling of assets or similar proceedings of or relating to itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect) or other similar proceedings, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other similar proceedings, or under any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

        (g) A proceeding or case shall be commenced, without the application or consent of the Guarantor, the Company or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Guarantor, the Company or such Material Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Guarantor, the Company or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of 60 days; or an order, judgment or decree granting any such relief shall be entered by any such court in any such proceeding or case and continue unstayed and in effect, or an order for relief against the Guarantor, the Company or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code or under any other similar law; or

        (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court or courts, or a governmental agency or governmental agencies, against the Guarantor, the Company or any Material Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Guarantor, the

Company or the relevant Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

        (i) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Guarantor, the Company or any ERISA
Affiliate shall incur or in the opinion of the Majority
Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, PBGC, a Section 4049 Trust
(within the meaning of Section 4049 of ERISA) or a Section
4042 Trustee (or any combination of the foregoing) which in the aggregate exceeds 5% of Consolidated Net Worth and which is, in the determination of the Majority Banks, material in relation to the consolidated financial position of the Guarantor and the consolidated Subsidiaries; or

        (j) Any bank Subsidiary which is a Material Subsidiary shall cease accepting deposits or making commercial loans on the instruction of any federal, state or other regulatory body with authority to give such instruction other than pursuant to an instruction applicable to national banks generally or a substantial portion thereof or banks located in a particular state or substantial portion thereof; or

        (k) The Comptroller of the Currency shall, pursuant to 12 U.S.C. Section 55 or any successor statute, notify any bank Subsidiary which is a Material Subsidiary and a national bank, or any other federal or state regulatory authority having jurisdiction to regulate any other bank Subsidiary which is a Material Subsidiary shall, pursuant to any comparable federal or state statute, notify such other bank Subsidiary, that such bank Subsidiary's capital stock has become impaired; or any bank Subsidiary which is a Material Subsidiary shall cease to be an insured bank under the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder; or

        (l) Any Insured Subsidiary of the Guarantor as of the date hereof shall be required (whether or not the time allowed by the appropriate Federal banking agency for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. Section 1831o(b)(2)(C), as amended, re-enacted or redesignated from time to time; or

        (m)  The Guarantor shall Guarantee in writing
(voluntarily or otherwise) the capital of any Insured
Subsidiary of the Guarantor as of the date hereof as part of or in connection with any agreement or arrangement with any appropriate Federal banking agency;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Section 10 with respect to the Company or the Guarantor, the Agent shall, upon request of the Majority Banks, by notice to the Company and the Guarantor, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and the Guarantor; and
(ii) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or (g) of this Section 10 with respect to the Company or the Guarantor the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and the Guarantor.


                Section 11.  The Agent.

                11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company, the Guarantor or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.

                11.02 Reliance by Agent. The Agent shall be entitled to rely in good faith upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.
As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of, or interest on, the Loans) unless the Agent has received notice from a Bank, the Company or the Guarantor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

                11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or the Guarantor (and any of their affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company or the Guarantor for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                11.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

                11.06 Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Guarantor and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise expressly set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Guarantor or the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Guarantor, the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Guarantor, the Company or any Subsidiary (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

                11.07 Failure to Act. Except for action expressly required of the Agent hereunder the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks, the Guarantor and the Company and the Agent may be removed at any time with or without cause by the Majority Banks.
Upon any such resignation or removal, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Banks' removal of the retiring
Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                11.09 Agency Fee. The Company shall pay to the Agent for its own account a non-refundable agency fee (which fee shall not be pro-rated if the Commitments are available or Loans are outstanding for a period which is less than twelve months), for each twelve month period, so long as Commitments are available or Loans are outstanding on the last Business Day of each such twelve month period in an amount equal to the lesser of (i)
$25,000 or (ii) the product of $2,000 and the aggregate number of borrowings and amendments to this Agreement occurring in such twelve-month period, such fee to be payable in arrears on the earlier of each anniversary of the date of this Agreement or the date the Commitments are terminated.


                Section 12.  Miscellaneous.

                12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                12.02 Notices. All notices and other communications provided for herein (other than any modifications of, or waivers or consents under, this Agreement or any Note) shall be given or made by telephone (to be confirmed in writing promptly thereafter), telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt or, in the case of a telephone notice, when confirmed in writing, in each case given or addressed as aforesaid.

                12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for paying (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Messrs. Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Notes; (b) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), of the obligations of the Company hereunder and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein.

                Each of the Guarantor and the Company hereby jointly and severally agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Guarantor, the Company, the Agent and the Majority Banks, or by the Guarantor, the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable to the Banks hereunder, (iv) alter the terms of this Section 12.04, (v) amend the definition of the term "Majority Banks"; and provided, further, that any amendment of Section 11 hereof, or which increases the obligations of the Agent hereunder, shall require the consent of the Agent, or (vi) release the Guarantor from its obligations under Section 9 hereof.

                Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 6 hereof to any Syndicated Loan hereunder are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan and such failure continues for at least two Business Days then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement (including, without limitation, under this Section 12.04) to have no Loans or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Majority Banks, and shall have no rights under the preceding paragraph of this Section 12.04; provided that any action taken by the other Banks with respect to the matters referred to in clauses (i) through (vi) of the preceding paragraph shall not be effective as against such Bank.

                12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                12.06  Assignments and Participations.

                (a) Neither the Company nor the Guarantor may assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

                (b) No Bank may assign any of its Loans, its Notes or its Commitment without the prior consent of the Guarantor and the Company, which consent shall not be unreasonably withheld.

                (c) A Bank may sell to one or more other Persons a participation in all or any part of its Commitment or any Loan held by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Section 8.01(j) hereof with respect to its participation in such Commitment or Loan as if (and the Guarantor and the Company shall be directly obligated to such participant under such provisions as if) such participant were a "Bank" for purposes of said
Section, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations in such Commitment or Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Notes except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest or fees on the related Loan or Loans, (ii) the reduction of any payment of principal thereof, or (iii) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) of the fees payable hereunder to a level below the rate at which the participant is entitled to receive interest or such fees (as the case may be) in respect of such participation.

                (d) Subject to Section 12.08 hereof, a Bank may furnish any information concerning the Guarantor, the Company or any of their respective Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                (f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its affiliates or Subsidiaries without the prior written consent of each Bank.

                12.07 Replacement of Banks. The Guarantor, the Company, the Agent and each of the Banks agree that if a Bank (a "Replaced Bank") shall be unacceptable to the Company, the Company shall so notify such Bank in writing (a "Replacement Notice") and may, provided that no Default shall have occurred and be continuing and that the Commitment of such Replaced Bank (together with the Commitments of all other Banks being replaced pursuant to Section 5.06 hereof and this Section 12.07 within the six-month period prior to such time) does not exceed 25% of the aggregate amount of the Commitments at such time, require such Bank, within 30 days after such notification, to assign without any recourse whatsoever all of its Loans, Notes and Commitment hereunder to another bank or other entity selected by the Company and reasonably acceptable to the Agent and the Majority Banks (it being expressly understood that neither the Agent nor such Replaced Bank shall have the responsibility for selecting or finding such replacement bank or entity) for a purchase price equal to the principal amount outstanding under such Replaced Bank's Note or Notes, as the case may be, together with accrued interest and fees to the date of assignment. Upon the effective date of any replacement under this Section 12.07 (and as a condition thereto) (i) the Company shall pay, or shall cause the replacement bank to pay, to the Replaced Bank any amounts owing to such Replaced Bank hereunder and all out-of-pocket expenses (including reasonable legal fees and disbursements) incurred by such Replaced Bank in connection with such assignment, (ii) the Company shall execute and deliver Notes to the Agent for such replacement bank in accordance with Section 2.08 hereof and (iii) such Replaced Bank shall deliver its Notes to the Company, whereupon such replacement bank shall become a "Bank" for all purposes of this Agreement having a Commitment in the amount of such Replaced Bank's Commitment assumed by it, and such Commitment of the Replaced Bank shall be terminated upon such effective date and all of such Replaced Bank's rights and obligations under this Agreement shall terminate (provided that the obligations of the Company under Sections 5.01, 5.05 and
12.03 hereof to such Replaced Bank shall survive such replacement as provided in Section 12.10 hereof); all subject to documentation in form and substance reasonably satisfactory to such Replaced Bank, such replacement bank, the Company and the Agent. If the Commitment of any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall terminate (other than pursuant to Section 10 hereof), the Agent (after consultation with the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank, so that there shall at all times be no fewer than three Reference Banks.

                12.08 Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company or the Guarantor pursuant to this Agreement which is identified by the Company or the Guarantor as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which any one or more of the Banks is a party or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality
Agreement in substantially the form of Exhibit F hereto;
provided, further, that, unless specifically prohibited by applicable law or court order, each Bank shall, prior to disclosure thereof, notify the Guarantor and the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process; and provided, finally, that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company or the Guarantor.
Each Bank agrees that it will not use any non-public information supplied to it by the Company or the Guarantor pursuant to this Agreement which is identified by the Company or the Guarantor as being confidential for any purpose unrelated to this Agreement and the Loans.

                12.09 No Set-offs, Etc. by the Company. Each of the Company and the Guarantor agrees that its obligations hereunder and under the Notes shall be absolute and unconditional, and shall not be affected by any circumstances whatsoever, including, without limitation, any set-off, counterclaim, recoupment, defense or other right that it may have against any Bank or the Agent for any reason whatsoever.

                12.10 Survival. The obligations of the Company under Sections 2.05, 5.01, 5.05, 11.09 and 12.03 hereof shall survive the repayment of the Loans and the termination of the Commitments.

                12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                12.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                12.13 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Guarantor and the Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern
District of New York and of any New York State Court sitting in
New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Guarantor and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                12.14 WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR, THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING
TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                12.15 Termination of Existing Agreement. On the date of the execution and delivery of this Agreement, the Company agrees to pay in full all amounts owing under the Credit
Agreement dated as of July 25, 1989 among the Company, the Guarantor, the banks named therein, and Chase, as agent for such banks and also agrees that the commitments of Chase and such other banks party to such Credit Agreement to extend credit to the Company shall be deemed terminated.

                12.16 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                12.17 Entire Agreement. This Agreement and the Notes constitute the entire understanding among the parties hereto with respect to the subject matter hereof.

                12.18 Bank's In-House Counsel. All references contained in this Agreement to legal fees and expenses of any Bank shall be deemed to include, at such Bank's option, either
(i) the fees and expenses of outside counsel to such Bank or (ii) the allocated cost of in-house counsel of such Bank.

                The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     MELLON FINANCIAL COMPANY


                                     By  /s/ Steven G. Elliott
                                         ----------------------
                                         Name:  Steven G. Elliott
                                         Title:  President and Chief
                                                   Executive Officer

                                     Address for Notices:
                                       One Mellon Bank Center
                                       7th Floor
                                       Pittsburgh, Pennsylvania  15258

                                     Telex No.:  199103 or 199151

                                     Telecopier No.: (412) 234-6283

                                     Telephone No.:  (412) 234-5601

                                     Attention:  Charles M. Johnston


                                     MELLON BANK CORPORATION
                                          as Guarantor


                                     By  /s/ Steven G. Elliott
                                         ----------------------
                                         Name:  Steven G. Elliott
                                         Title:  Vice Chairman, Chief
                                                  Financial Officer and
                                                  Treasurer

                                     Address for Notices:
                                       One Mellon Bank Center
                                       7th Floor
                                       Pittsburgh, Pennsylvania  15258

                                     Telex No.:  199103 or 199151

                                     Telecopier No.: (412) 234-6283

                                     Telephone No.:  (412) 234-5601

                                     Attention:  Charles M. Johnston

        Commitment                  THE CHASE MANHATTAN BANK
        $40,000,000.00              (NATIONAL ASSOCIATION)


                                    By  /s/ William P. Donohue
                                        ----------------------
                                        Name:  William P. Donohue
                                        Title: Managing Director

                                    Lending Office for Base Rate Loans:
                                      The Chase Manhattan Bank
                                        (National Association)
                                      1 Chase Manhattan Plaza
                                      New York, New York  10081

                                    Lending Office for Loans Other
                                    than Base Rate Loans:
                                      The Chase Manhattan Bank
                                        (National Association)
                                      Cayman Island, B.W.I.
                                      c/o The Chase Manhattan Bank
                                        (National Association)
                                      1 Chase Manhattan Plaza
                                      New York, New York  10081

                                    Address for Notices:
                                      The Chase Manhattan Bank
                                        (National Association)
                                      1 Chase Manhattan Plaza
                                      New York, New York  10081

                                    Telecopier No.: (212) 552-7879

                                    Telephone No.:  (212) 552-2301

                                    Attention:  William P. Donohue

        Commitment                  MORGAN GUARANTY TRUST COMPANY OF
        $40,000,000.00              NEW YORK


                                    By  /s/ Richard J. Herder
                                        ---------------------
                                        Name:  Richard J. Herder
                                        Title:  Vice President

                                    Lending Office for Base Rate Loans
                                      and CD Loans:
                                      Morgan Guaranty Trust Company of
                                        New York
                                      c/o J.P. Morgan Services Inc.
                                      500 Stanton Christiana Road
                                      Newark, Delaware  19713

                                    Lending Office for Eurodollar Loans
                                      or LIBOR Market Loans:
                                      Morgan Guaranty Trust Company of
                                        New York
                                      Nassau, Bahamas Office
                                      c/o J.P. Morgan Services Inc.
                                      Euro-Loan Servicing Unit
                                      500 Stanton Christiana Road
                                      Newark, Delaware  19713

                                    Address for Notices:
                                      Morgan Guaranty Trust Company of
                                        New York
                                      c/o J.P. Morgan Services Inc.
                                      500 Stanton Christiana Road
                                      Newark, Delaware  19713

                                    Telex No.:  177615
                                      Answer Back:  MGT UT

                                    Telecopier No.: (302) 992-1094

                                    Telephone No.:  (302) 992-1800

                                    Attention: Multi-Option Facility
                                               Unit

        Commitment                  THE FIRST NATIONAL BANK
        $20,000,000.00              OF CHICAGO


                                    By  /s/ Robert E. O'Connell
                                        -----------------------
                                        Name:  Robert E. O'Connell
                                        Title:  Vice President

                                    Lending Office for all Loans:
                                      The First National Bank
                                        of Chicago
                                      One First National Plaza
                                      Chicago, Illinois  60670

                                    Address for Notices:
                                      The First National Bank
                                        of Chicago
                                      One First National Plaza
                                      Suite 0162 - 12th Floor
                                      Chicago, Illinois  60670-0162

                                    Telex No.:  190201 FNBC UT
                                      Answer Back:  4330251 FNBC UI

                                    Telecopier No.: (312) 732-6222

                                    Telephone No.:  (312) 732-2552

                                    Attention:  Robert E. O'Connell
                                                Vice President

        Commitment                  CHEMICAL BANK
     $20,000,000.00

                                    By  /s/ Robert J. Juelis
                                        --------------------
                                        Name:  Robert J. Juelis
                                        Title:  Vice President

                                    Lending Office for all Loans:
                                      Chemical Bank
                                      52 Broadway - 4th Floor
                                      New York, New York  11041

                                    Address for Notices:
                                      Chemical Bank
                                      270 Park Avenue - 9th Floor
                                      New York, New York  10017

                                    Telex No.:  422803
                                      Answer Back:  CBUNUI

                                    Telecopier No.:  (212) 986-5194

                                    Telephone No.:   (212) 270-5043

                                    Attention:  Robert J. Juelis

        Commitment                  CREDIT SUISSE
     $20,000,000.00

                                    By  /s/ Christopher Eldin
                                        ---------------------
                                        Name:  Christopher Eldin
                                        Title:  Member of Senior Management


                                    By  /s/ Andrea Shkane
                                        -----------------
                                        Name:  Andrea Shkane
                                        Title:  Associate

                                    Lending Office for all Loans:
                                      Credit Suisse
                                      Tower 49
                                      12 East 49th Street
                                      New York, New York  10017

                                    Address for Notices:
                                      Credit Suisse
                                      Tower 49
                                      12 East 49th Street
                                      New York, New York  10017

                                    Telex No.:  420-149
                                      Answer Back:  CREDSWIS

                                    Telecopier No.: (212) 238-5389

                                    Telephone No.:  (212) 238-5352

                                    Attention:   Christopher Eldin

        Commitment                  THE BANK OF NEW YORK
     $20,000,000.00

                                    By  /s/ David G. Dobbins
                                        --------------------
                                        Name:  David G. Dobbins
                                        Title:  Vice President

                                    Lending Office for all Loans:
                                      The Bank of New York
                                      One Wall Street
                                      New York, New York  10286

                                    Address for Notices:
                                      The Bank of New York
                                      One Wall Street
                                      New York, New York  10286

                                    Telex No.:  62763

                                    Telecopier No.: (212) 809-9499

                                    Telephone No.:  (212) 635-7908

                                    Attention: David G. Dobbins
                                               Vice President

        Commitment                  BARCLAYS BANK PLC
     $20,000,000.00

                                    By  /s/ Richard A. Sexton
                                        ---------------------
                                        Name:  Richard A. Sexton
                                        Title:  Vice President

                                    Lending Office for all Loans:
                                      Barclays Bank PLC
                                      222 Broadway
                                      New York, New York  10038

                                    Address for Notices:
                                      Barclays Bank PLC
                                      222 Broadway
                                      New York, New York  10038

                                    Telex No.:  12694 BARCLADOM NYK

                                    Telecopier No.: (212) 412-7665

                                    Telephone No.:  (212) 412-7661

                                    Attention:  Richard A. Sexton

        Commitment                  BANK OF AMERICA NATIONAL TRUST
     $20,000,000.00                   AND SAVINGS ASSOCIATION


                                    By  /s/ Cheryl A. Borgmier
                                        ----------------------
                                        Name:  Cheryl A. Borgmier
                                        Title:  Vice President

                                    Lending Office for
                                       Syndicated Loans: Bank of America
                                       NT & SA Bank of America Payment
                                       Services Account Administration 6570
                                       1850 Gateway Boulevard
                                       Concord, CA  94520

                                       Telex No.:  34346

                                       Telecopier No.: (415) 675-7531

                                       Telephone No.:  (510) 675-8253

                                       Attention:  Eileen Rakish

                                    Lending Office for Money Market
                                       Loans:
                                       Bank of America NT & SA
                                       Short Term Asset Sales 5670
                                       555 California Street, 10th Floor
                                       San Francisco, CA  94104

                                       Telecopier No.: (415) 622-2235

                                       Telephone No.:  (415) 622-2020

                                       Attention:  Carolyn Alberts

                                    Address for Notices:
                                       Bank of America NT & SA
                                       555 California Street, Unit 5179
                                       San Francisco, CA  94104

                                       Telecopier No.: (415) 622-1173

                                       Telephone No.:  (415) 622-6184

                                       Attention:  Cheryl Borgmier

                                    THE CHASE MANHATTAN BANK
                                      (NATIONAL ASSOCIATION),
                                      as Agent


                                    By  /s/ William P. Donohue
                                        ----------------------
                                        Name:  William P. Donohue
                                        Title:  Managing Director

                                    Address for Notices to
                                      Chase as Agent:
                                      4 Chase Metrotech Center
                                      13th Floor
                                      Brooklyn, New York 11245

                                    Telex No.:  6720516
                                      Answer Back:  CMBNYAUW

                                    Telecopier No.:  (718) 242-6900

                                    Telephone No.:  (718) 242-7980

                                    Attention:  New York Agency

                                                                      SCHEDULE I



                         LIST OF MATERIAL SUBSIDIARIES
                         -----------------------------

Mellon Bank N.A.

Mellon Financial Services Corporation #1

Mellon Bank (DE) N.A.

Mellon Mortgage Company

MBC Investments Corporation

Mellon Financial Services Corporation #11

The Boston Company, Inc.

Mellon Properties Company

Boston Group Holdings, Inc.

Boston Safe Deposit and Trust Company

                                                                     SCHEDULE II



                          OUTSTANDING INDEBTEDNESS OF
                            NON-BANKING SUBSIDIARIES



                                      NONE

                                                                     EXHIBIT A-1


                      [Form of Note for Syndicated Loans]



                                PROMISSORY NOTE



$_________________                                            ____________, 1993
                                                              New York, New York


                FOR VALUE RECEIVED, MELLON FINANCIAL COMPANY, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), hereby promises to pay to __________________________________________________ (the "Bank"),
for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _________ DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                The date, amount, type, interest rate and maturity date of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

                This Note is one of the Notes referred to in the Revolving Credit Agreement (as at any time amended, the "Credit Agreement") dated as of July 23, 1993 among the Company, the Guarantor named therein, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Syndicated Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

                The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Syndicated Loans upon the terms and conditions specified therein.

                Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other
Person.

                This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                    MELLON FINANCIAL COMPANY


                                    By ___________________________
                                       Name:
                                       Title:

                               SCHEDULE OF LOANS


                This Note evidences Syndicated Loans made under the within described Revolving Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


       Principal
Date    Amount    Type   Maturity   Amount    Unpaid
 of       of       of    Date of    Paid or   Principal  Notation
Loan     Loan     Loan    Loan      Prepaid   Amount     Made By
- ----    ------    ----   -------    -------   ---------  ---------

                                                                     EXHIBIT A-2


                     [Form of Note for Money Market Loans]



                                PROMISSORY NOTE



                                                              ____________, 1993
                                                              New York, New York


                FOR VALUE RECEIVED, MELLON FINANCIAL COMPANY, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), hereby promises to pay ____________________________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                The date, amount, type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

                This Note is one of the Notes referred to in the Revolving Credit Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of July 23, 1993 among the Company, the Guarantor named therein, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Money Market Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

                The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

                Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other
Person.

                This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                                     MELLON FINANCIAL COMPANY


                                                     By ________________________
                                                        Name:
                                                        Title:

                               SCHEDULE OF LOANS

                This Note evidences Money Market Loans made under the within described Revolving Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


       Principal
Date    Amount    Type   Maturity   Amount    Unpaid
 of       of       of    Date of    Paid or   Principal  Notation
Loan     Loan     Loan    Loan      Prepaid   Amount     Made By
- ----    --------  ----   --------   -------   ---------  --------

                                                                       EXHIBIT B



         [Form of Opinion of Counsel to the Company and the Guarantor]



                                                             _____________, 1993


To the Banks party to the Credit
   Agreement referred to below and
   The Chase Manhattan Bank
   (National Association), as Agent


Gentlemen:

                I am Managing Counsel-Finance and Assistant Corporate Secretary of Mellon Bank Corporation, a Pennsylvania corporation
(the "Guarantor"), and in that capacity I have acted as counsel to Mellon Financial Company (the "Company") and the Guarantor in connection with the Revolving Credit Agreement (the "Credit Agreement") dated as of July 23, 1993 among the Company, the Guarantor, the Banks named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made to the Company in the aggregate principal amount at any time outstanding not to exceed $200,000,000. This opinion is being furnished to you pursuant to Section 6.01(d) of the Credit
Agreement.

                In furnishing this opinion, I have examined the originals or conformed copies of such corporate records, agreements and instruments of the Company and the Guarantor, certificates of public officials and of officers of the Company and the Guarantor, and such other documents and records, and such matters of law, as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed (except in the case of signatures of officers of the Company or the Guarantor and documents submitted by the Company or the Guarantor) the genuineness of all signatures and the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreement.

                Based upon the foregoing and subject to the qualifications and limitations hereinafter expressed, I am of the opinion that:

        1. Each of the Company and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company and the Guarantor has the necessary corporate power to make and perform the Credit Agreement and, in the case of the Company, the Notes and, in the case of the Company, to borrow under the Credit Agreement and, in the case of the Guarantor, to guarantee the obligations of the Company under the Credit Agreement and the Notes.

        2. The making and performance by the Company and the Guarantor of the Credit Agreement and the Notes and, in the case of the Company, the borrowings thereunder and, in the case of the Guarantor, the guarantee thereunder, have been duly authorized by all necessary corporate action, and do not and will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor, nor will such action result in any violation of the provisions of the articles of incorporation, as amended, or the by-laws, as amended, of the Company or the Guarantor or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of the properties, revenues or assets of the Company or the Guarantor pursuant to, any agreement evidencing or governing Indebtedness or any other material agreement or instrument to which the Company, the Guarantor or any Subsidiary is a party or by which the Company, the Guarantor or any Subsidiary or their respective properties may be bound (in respect of the opinion expressed above in this paragraph 2, I have relied as to matters of fact relating to the existence of agreements and instruments referred to therein, upon certificates of officers of the Guarantor, and I believe that I am justified in relying upon such certificates).

        3. The Credit Agreement has been duly executed and delivered by the Company and the Guarantor, and assuming the due authorization, execution and delivery thereof by the Agent and the Banks, the Credit Agreement constitutes the legal, valid and binding obligation of the Company and the Guarantor enforceable against the Guarantor and the Company in accordance with its terms; subject, as to enforcement, to bankruptcy, moratorium, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles. I express no opinion as to (i) Section 4.05(c) of the Credit Agreement, (ii) the second sentence of Section
12.13 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court of the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes (iii) the waiver of inconvenient forum set forth in Section 12.13 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, or (iv) Section
12.14.  I also wish to point out that the provisions of the

Credit Agreement which permit the Agent or any Bank to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company and the Guarantor, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Agent or a Bank which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

        4. The Notes, when duly executed and delivered by the Company in accordance with the Credit Agreement, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

        5. To the best of my knowledge after due inquiry, there are no legal, arbitral or governmental proceedings pending to which the Guarantor, the Company or any Subsidiary is a party or of which any property of the Guarantor, the Company or any Subsidiary is the subject, other than as disclosed in writing to the Banks pursuant to
Section 7.03 of the Credit Agreement, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operation of the Guarantor and the Subsidiaries on a consolidated basis; and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        6. No authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company or the Guarantor of the Credit Agreement or the Notes or for the validity or enforceability thereof other than compliance with the periodic reporting requirements of the Securities Exchange Act of 1934.

                I do not purport to be an expert as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the laws of the United States of America as applied to bank holding companies and their Subsidiaries, and I express no opinion as to any matters governed by any laws, other than the laws of the Commonwealth of Pennsylvania and the laws of the United States of America.

                This opinion is being rendered solely for the benefit of the Banks party to the Credit Agreement referred to above and The Chase Manhattan Bank (National Association), as Agent, in connection therewith. You may not rely on this opinion for any other purpose without my written consent. This opinion is rendered as of the date hereof, and I am under no obligation to update it or to advise you of any subsequent event which could affect it.

                               Very truly yours,

                                                                       EXHIBIT C



           [Form of Opinion of Special New York Counsel to the Banks]



                                                               ___________, 1993

To the Banks party to the Credit
   Agreement referred to below and
   The Chase Manhattan Bank
   (National Association), as Agent


Gentlemen:

                We have acted as your special New York counsel in connection with the Revolving Credit Agreement (the "Credit Agreement") dated as of July 23, 1993 among Mellon Financial Company (the "Company"), Mellon Bank Corporation (the "Guarantor"), the Banks named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans in an aggregate principal amount at any time outstanding not to exceed $200,000,000. All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

                In rendering the opinions expressed below, we have examined (a) the Credit Agreement and the Notes (collectively, the "Loan Documents") and (b) such corporate records of the Company and the Guarantor and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Loan Documents and certificates of appropriate representatives of the Company and the Guarantor.

                In rendering the opinions expressed below, we have assumed that all of the documents referred to in this opinion have been duly authorized by, have been or (in the case of the Notes) will be duly executed and delivered by, and (except, to the extent set forth below, as to the Company and the Guarantor) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

        (i) The Credit Agreement constitutes, and the Notes when duly executed and delivered for value will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of such Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

    (ii) The Credit Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

                The foregoing opinions are also subject to the following comments and qualifications:

        (a)  The enforceability of Sections 5.01, 5.05 and
12.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

        (b)  The enforceability of provisions in the Loan
Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

        (c) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limits the interest, fees or other charges it may impose, (ii) Section 4.05(c) of the Credit Agreement, (iii) the second sentence of Section 12.13 of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents and (iv) the waiver of inconvenient forum set forth in Section 12.13 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of
New York.

                The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                This opinion letter is provided to you by us as your special New York counsel pursuant to Section 6.01 of the Credit
Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without our prior written consent in each instance.

                                    Very truly yours,


RMG/CDP

                                                                       EXHIBIT D



                      [Form of Money Market Quote Request]



                                               [Date]


 To:      The Chase Manhattan Bank, N.A.,
          as Agent

 From:    Mellon Financial Company

 Re:      Money Market Quote Request


                Pursuant to Section 2.03 of the Revolving Credit Agreement (the "Credit Agreement") dated as of July 23, 1993 among Mellon Financial Company, Mellon Bank Corporation, the Banks referred to therein and The Chase Manhattan Bank, N.A., Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

 Borrowing     Quotation                           Interest
   Date        Date 1/     Amount 2/    Type 3/    Period 4/
 ---------     ----------  ---------    --------   ----------





                Terms used herein have the meanings assigned to them in the Credit Agreement.

                                                 Mellon Financial Company


                                                 By ____________________________
                                                    Title:



* All numbered footnotes appear on the last page of this Exhibit

                                    2
_______________

1/ For use if a Money Market Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

2/ Each amount must be $10,000,000 or a larger multiple of $1,000,000.

3/ Insert either "Margin" (in the case of LIBOR Market Loans) or "Rate" (in the case of Set Rate Loans).

4/ 1, 2, 3 or 6 months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.

                                                                       EXHIBIT E


                          [Form of Money Market Quote]




The Chase Manhattan Bank, N.A.,
   as Agent
2 Chase Manhattan Plaza
4th Floor
New York, New York  10081

Attention:

Re:  Money Market Quote to
     Mellon Financial Company (the "Borrower")


                This Money Market Quote is given in accordance with
Section 2.03(c) of the Revolving Credit Agreement (the "Credit Agreement") dated as of July 23, 1993 among Mellon Financial Company, Mellon Bank Corporation, the Banks referred to therein and The Chase Manhattan Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                In response to the Borrower's invitation dated
__________, 19__, we hereby make the following Money Market
Quote(s) on the following terms:

                1.   Quoting Bank:

                2.   Person to contact at Quoting Bank:

                3. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
Periods and at the following rates:

Borrowing    Quotation                       Interest
  Date       Date 1/   Amount 2/   Type 3/   Period 4/   Rate 5/
- ---------    ----      ------      ----      ------      ----




                4.   The aggregate principal amount of such Money
Market Loans for which such offers are being made is _________.





_______________

* All numbered footnotes appear on the last page of this Exhibit.

                We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement).

                               Very truly yours,

                               [Name of Bank]



Dated:                         By:____________________________

_______________                  Authorized Officer


1/  As specified in the related Money Market Quote Request.

2/ The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger multiple of $1,000,000.

3/  Indicate "Margin" (in the case of LIBOR Market Loans) or
    "Rate" (in the case of Set Rate Loans).

4/ 1, 2, 3 or 6 months in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

5/ For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                                                       EXHIBIT F


                      [Form of Confidentiality Agreement]



                                         [Date]



                           CONFIDENTIALITY AGREEMENT


[Insert Name and
   Address of Prospective
   Participant or Assignee]


                Re: Revolving Credit Agreement dated as of July 23, 1993 among Mellon Financial Company, Mellon Bank Corporation, the banks party thereto, and The Chase Manhattan Bank (National Association), as Agent

Dear __________:

                As a Bank party to the above-referenced Revolving Credit Agreement (the "Credit Agreement"), we have agreed with Mellon Financial Company (the "Company") and Mellon Bank Corporation (the "Guarantor") pursuant to Section 12.08 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company and the Guarantor as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                As provided in said Section 12.08, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent,
(iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks is a party; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company and the Guarantor of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                             Very truly yours,

                             [Insert Name of Bank]


                             By_________________________

The foregoing is agreed to
as of the date of this letter.

[Insert name of prospective
participant or assignee]


By_________________________

                                                                       EXHIBIT G


                      [Form of Company Extension Request]



                                       [Date]1/



To:             The Chase Manhattan Bank, N.A., as Agent

From:           Mellon Financial Company

Re:             Extension of Commitment Termination Date


                Pursuant to Section 2.10 of the Revolving Credit Agreement (the "Credit Agreement") dated as of July 23, 1993 among Mellon Financial Company, Mellon Bank Corporation, the Banks referred to therein and The Chase Manhattan Bank, N.A., as Agent we hereby give notice that we request that the Banks extend the Commitment Termination Date to the date which is 364 days after the Consent Date (June 21, 1995).

                We hereby represent that on and as of the date hereof
(i) no Default has occurred and is continuing, and (ii) each of the representations and warranties of the Guarantor and the Company in Section 7 of the Credit Agreement is true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                Terms used herein have the meanings assigned to them in the Credit Agreement.

                                                  Mellon Financial Company


                                                  By____________________________
                                                    Title:



_______________

1/ Insert a date which is not less than 60 days and not more than 90 days prior to the Commitment Termination Date initially in effect.

                                                                       EXHIBIT H


                      [Form of Bank Consent to Extension]



                                     [Date]



To:             The Chase Manhattan Bank, N.A., as Agent

cc:             Mellon Financial Company

cc:             Mellon Bank Corporation

From:           [Name of Bank]

Re:             Extension of Commitment Termination Date


                Pursuant to Section 2.10 of the Revolving Credit Agreement (the "Credit Agreement") dated as of July 23, 1993 among Mellon Financial Company, Mellon Bank Corporation, the Banks referred to therein and The Chase Manhattan Bank, N.A., as Agent, we hereby give you notice that, subject to the terms of the Credit Agreement, we hereby agree to the extension of the Commitment Termination Date to the date which is 364 days after the Consent Date (June 21, 1995).

                Terms used herein have the meanings assigned to them in the Credit Agreement.

                                                [Name of Bank]



                                                By____________________________
                                                  Title: